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PORTFOLIO MANAGEMENT AGREEMENT

AGREEMENT made this _____day of July, 1995 between JENNISON ASSOCIATES CAPITAL CORP., a New York corporation ("Portfolio Manager") and THE HIRTLE CALLAGHAN TRUST, a Delaware business trust ("Trust").

WHEREAS, the Trust is registered as an open-end, diversified, management series investment company under the Investment Company Act of 1940, as amended ("Investment Company Act") which currently offers five series of beneficial interests ("shares") representing interests in separate investment portfolios, and may offer additional portfolios in the future (each referred to hereinafter as a "Portfolio" and collectively, as the "Portfolios"); and

WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management for The Growth Equity Portfolio of the Trust ("Portfolio") and Portfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1.    Appointment of Portfolio Manager.
The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust, applicable provisions of the Investment Company Act and the rules and regulations promulgated under that Act and other applicable federal securities laws.

2.    Duties of Portfolio Manager.
(a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio ("Account") that may, from time to time be allocated to it by the Trust's Board of Trustees, in writing, by an authorized officer of the Trust. It is understood that the Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to Portfolio Manager as may, in the view of the Trust, be necessary to ensure orderly management of the Account or the Portfolio.

(b) Subject to the general supervision of the Trust's Board of Trustees, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers through which securities transactions in the Account shall be executed. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:
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    (i) promptly advise the Portfolio's designated custodian bank and
administrator or accounting agent of each purchase and sale, as the     case
may be, made on behalf of the Account, specifying the name and     quantity of
the security purchased or sold, the unit and aggregate     purchase or sale
price, commission paid, the market on which the     transaction was effected,
the trade date, the settlement date, the     identity of the effecting broker
or dealer and/or such other     information, and in such manner, as may from
time to time be     reasonably requested by the Trust;

    (ii) maintain all applicable books and records with respect to the
securities transactions of the Account.  Specifically, Portfolio     Manager
agrees to maintain with respect to the Account those records     required to
be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6)     under the
Investment Company Act with respect to transactions in the     Account
including, without limitation, records which reflect     securities purchased
or sold in the Account, showing for each such     transaction, the name and
quantity of securities, the unit and     aggregate purchase or sale price,
commission paid, the market on which     the transaction was effected, the
trade date, the settlement date, and     the identity of the effecting broker
or dealer.  Portfolio Manager     will preserve such records in the manner and
for the periods     prescribed by Rule 31a-2 under the Investment Company
Act.  Portfolio     Manager acknowledges and agrees that all records it
maintains for the     Trust are the property of the Trust and Portfolio
Manager will     surrender promptly to the Trust any such records upon the
Trust's     request.  The Trust agrees, however, that Portfolio Manager may
retain     copies of those records that are required to be maintained by
Portfolio Manager under federal or state regulations to which it may     be
subject or are reasonably necessary for purposes of conducting its business;

    (iii) provide, in a timely manner, such information as may be
reasonably requested by the Trust or its designated agents in     connection
with, among other things, the daily computation of the     Portfolio's net
asset value and net income, preparation of proxy     statements or amendments
to the Trust's registration statement and     monitoring investments made in
the Account to ensure compliance with     the various limitations on
investments applicable to the Portfolio and     to ensure that the Portfolio
will continue to qualify for the special     tax treatment accorded to
regulated investment companies under     Subchapter M of the Internal Revenue
Code of 1986, as amended; and
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    (iv) render regular reports to the Trust concerning the performance of
Portfolio Manager of its responsibilities under this Agreement.  In
particular, Portfolio Manager agrees that it will, upon reasonable     notice
and at the reasonable request of the Board of Trustees, attend     meetings of
the Board or its validly constituted committees and make     its officers and
employees available to meet with the officers and     employees of the Trust
at least quarterly to review the investments     and investment program of the
Account.


3. Portfolio Transaction and Brokerage. In placing orders for portfolio securities with brokers and dealers, Portfolio Manager shall use its best efforts to execute securities transactions on behalf of the Account in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises investment discretion, and provided further that the extent and continuation of any such practice is subject to review by the Trust's Board of Trustees. Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an "affiliated person" of the Trust or Portfolio Manager, including any other investment advisory organization that may, from time to time act as a portfolio manager for the Portfolio or any of the Trust's other Portfolios, without prior written approval of the Trust. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio Manager of any changes in such list.
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4.  Expenses and Compensation.
Portfolio Manager shall pay all of its expenses incurred in the performance of its duties under this Agreement and shall not be required to pay any expenses of the Trust. For its services under this Agreement, Portfolio Manager shall be entitled to receive a fee at the annual rate of .30% of the average daily net assets of the Account, which fee shall be payable monthly.

5.  Limitation of Liability and Indemnification.
(a) Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust except a loss resulting directly from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager in the performance of its duties or from reckless disregard by it of its duties under this Agreement.
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(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the
Trust may rely upon written information provided by Portfolio Manager to the Trust (including, without limitation, information contained in Portfolio Manager's then current Form ADV) in accordance with Section 9 of the Agreement or otherwise in preparing the Trust's registration statement and amendments thereto and certain periodic reports relating to the Trust and its Portfolios that are required to be furnished to shareholders of the Trust and/or filed with the Securities and Exchange Commission ("SEC Filings"). Portfolio
Manager agrees to indemnify and hold harmless the Trust and each of its Trustees, officers and employees from any claims, liabilities and expenses, including reasonable attorneys' fees, incurred as a result of any untrue statement or alleged untrue statement of a material fact made by Portfolio Manager in any such written information

and upon which the Trust relies in preparing any SEC Filing, or any omission or alleged omission to state in such written information a material fact necessary to make such statements not misleading ("material omission"). Portfolio Manager will not, however, be required to so indemnify any person under this Section 5 to the extent that Portfolio Manager relied upon an untrue statement or material omission made by an officer or Trustee of the Trust or where such untrue statement or material omission was made in reliance upon information furnished to the Portfolio Manager in writing by such officer or Trustee, or by the Trust's custodian bank, administrator or accounting agent.

6.  Permissible Interest.
Subject to and in accordance with the Trust's Declaration of Trust and Bylaws and corresponding governing documents of Portfolio Manager, directors, officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise. Portfolio Manager may have similar interests in the Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.

7.  Duration, Termination and Amendments.
This Agreement shall become effective as of the date first written above and shall continue in effect for two years. Thereafter, this Agreement shall continue in effect from year to year for so long as its continuance is specifically approved, at least annually, by (i) a majority of the Board of Trustees or the vote of the holders of a majority of the Portfolio's outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of those members of the Board of Trustees ("IndependentTrustees") who are not "interested persons" of the Trust or any investment adviser to the Trust.
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This Agreement may be terminated by the Trust or by Portfolio Manager at any time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be bound thereby provided that if the Investment Company Act requires that such amendment be approved by the vote of the Board, the Independent Directors, and/or the holders of the Trust's or the Portfolio's outstanding shareholders, such approval must be obtained before any such amendment may become effective. This Agreement shall terminate upon its assignment.

For purposes of this Agreement, the terms "majority of the outstanding voting securities, "assignment" and "interested person" shall have the meanings set forth in the Investment Company Act.

8.  Confidentiality; Use of Name.
(a) Portfolio Manager acknowledges and agrees that during the course of its responsibilities hereunder, it may have access to certain information that is proprietary to the Trust or to one or more of the Trust's agents or service providers. Portfolio Manager agrees that Portfolio Manager, its officers and its employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of Portfolio Manager's responsibilities hereunder, provided, however, that this shall not apply in the case of (i) information that is publicly available;
(ii) information that Portfolio Manager obtains from other sources without knowing of any obligation of confidentiality that such sources have to the Trust, and (iii) disclosures required by law or requested by any regulatory authority that may have jurisdiction over Portfolio Manager, in which case Portfolio Manager shall request such confidential treatment of such information as may be reasonably available. In addition, Portfolio Manager shall use its best efforts to ensure that any agent or affiliate of Portfolio Manager who may gain access to such proprietary materials shall be made aware of the proprietary nature of such materials and shall likewise treat such materials as confidential.

(b) It is acknowledged and agreed that the names "Hirtle Callaghan," "Hirtle Callaghan Chief Investment Officers" (which is a registered trademark ofHirtle, Callaghan & Co., Inc. ("HCCI")), and derivatives of either, as well as any logo that is now or shall later become associated with either name ("Marks") are valuable property of HCCI and that the use of the Marks, or any one of them, by the Trust or its agents is subject to the license granted to the Trust by HCCI. Portfolio Manager agrees that it will not use any Mark without the prior written consent of the Trust or HCCI.

(c) Portfolio Manager consents to use of its name, performance data, biographical data and other pertinent data by the Trust for use in marketing and sales literature, provided that any such marketing and sales literature (other than the Trust's prospectus included in its then current registration statement) shall not be used by the Trust without the prior written consent of Portfolio Manager. The Trust agrees to treat Portfolio Manager's advice and information rendered to the Portfolio confidential and for use only by the Trust, subject to the exception stated in clauses Section 8(a)(i), (ii) and
(iii), above. The provisions of this Section 8 shall survive termination of this Agreement.

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9.  Representations, Warranties and Agreements of Portfolio Manager. Portfolio
Manager represents and warrants that:

(a) It is registered as an investment adviser under the Investment Advisers Act of 1940 ("Investment Advisers Act"), it will maintain such registration in full force and effect and will promptly report to the Trust the commencement of any formal proceeding that would be reasonably likely to render the Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

(b) It has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and has provided the Trust with a copy of the code of ethics. During the period that this Agreement is in effect, an officer or director of Portfolio Manager shall certify to the Trust, on a quarterly basis, that (i) Portfolio Manager has complied with the requirements of Rule 17j-1 during the prior year and (ii) that there has been no violation of such code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, Portfolio Manager shall permit the Trust, or it designated agents, to examine the reports required to be made by Portfolio Manager under rule 17j-1(c)(1) under the Investment Company Act. In addition, Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the Securities and Exchange Commission or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading. Portfolio Manager agrees that it make every reasonable effort to respond to the Trust's requests in this area.

(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies or to be provided to shareholders of the Trust.
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10.  Status of Portfolio Manager.
The Trust and Portfolio Manager acknowledge and agree that the relationship between Portfolio Manager and the Trust is that of an independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict the right of Portfolio Manager or its affiliates to perform investment management or other services to any person or entity, including without limitation, other investment companies and persons who may retain Portfolio Manager to provide investment management services and the performance of such services shall not be deemed to violate or give rise to any duty or obligations to the Trust. It is understood that Portfolio Manager shall not have any obligation to purchase for or sell for the Portfolio any security that Portfolio Manager or its affiliates or employees may purchase or sell for its or their own account or for the account of any other client.


11.  Counterparts and Notice.
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:

    If to the Trust:
Mr. Donald E. Callaghan, President
The Hirtle Callaghan Trust
575 East Swedesford Road
Wayne, PA 19087-1937

    If to Portfolio Manager:
Mr. Robert B. Corman
Senior Vice President
Jennison Associates Capital Corp.
466 Lexington Avenue
New York, New York 10017

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12.  Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the state of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment Advisers Act.


Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of The Growth Equity Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.




Jennison Associates Capital Corp.

By: /s/


The Hirtle Callaghan Trust


By: /s/